Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2006 relating to the financial statements and financial statement schedule, which appears in Hanover Compression Limited Partnership’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the headings “Experts” in such Registration Statement.
PricewaterhouseCoopers LLP
Houston, Texas
March 23, 2006